Exhibit 21


                       SUBSIDIARIES OF
                ANNTAYLOR STORES CORPORATION


                  ANNTAYLOR FINANCE TRUST,
                 a statutory business trust
                  formed under Delaware law
                        sponsored by
                AnnTaylor Stores Corporation

                      ANNTAYLOR, INC.,
                   a Delaware corporation

                   ANNTAYLOR TRAVEL, INC.,
                 a Delaware corporation and
                 wholly owned subsidiary of
                       AnnTaylor, Inc.

                  ANNTAYLOR FUNDING, INC.,
                 a Delaware corporation and
                 wholly owned subsidiary of
                       AnnTaylor, Inc.

           ANNTAYLOR DISTRIBUTION SERVICES, INC.,
                 a Delaware corporation and
                 wholly owned subsidiary of
                       AnnTaylor, Inc.

                    ANNTAYLOR LOFT, INC.,
                 a Delaware corporation and
                 wholly owned subsidiary of
                       AnnTaylor, Inc.

              ANNTAYLOR GLOBAL SOURCING, INC.,
                 a Delaware corporation and
                 wholly owned subsidiary of
                       AnnTaylor, Inc.

            ANNTAYLOR SOURCING FAR EAST LIMITED,
    an entity organized under the laws of Hong Kong and
                 wholly owned subsidiary of
                     AnnTaylor, Inc.

               ANNTAYLOR SOURCING ITALY Srl,
      an entity organized under the laws of Italy and
               wholly owned subsidiary of
          AnnTaylor Sourcing Far East Limited